Exhibit 99.1

Independent Auditor’s Report

To the Board of Trustees of

Physicians Realty Trust

We have audited the accompanying Statement of Revenues and Certain Direct Operating Expenses of East El Paso medical office building and post-acute care specialty hospital at El Paso, Texas (“East El Paso Property”) for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of this Statement of Revenues and Certain Direct Operating Expenses that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenues and Certain Direct Operating Expenses based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Direct Operating Expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Direct Operating Expenses.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Direct Operating Expenses, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenues and Certain Direct Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Direct Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Direct Operating Expenses referred to above present fairly, in all material respects, the revenue and certain direct operating expenses described in Note 1 to the financial statement of the East El Paso Property for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Basis of Accounting

As described in Note 1, the Statement of Revenues and Certain Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the East El Paso Property’s revenues and expenses.  Our opinion is not modified with respect to that matter.

/s/ Plante & Moran, PLLC

Chicago, Illinois

November 12, 2013

East El Paso Property

Statement of Revenue and Certain Direct Operating Expenses

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
(unaudited)
Revenues
Rental revenue	$—	$—
Tenant reimbursements	—	—
Total revenues	—	—

Operating expenses	—	—
Revenues in excess of operating expenses	$—	$—

(See accompanying notes to financial statement)

1.           Business

Health Care REIT, Inc., or the Seller, owned and operated certain buildings and land (the “East El Paso Property”) located in El Paso, Texas, which entered into a purchase agreement with Foundation Surgical Hospital Affiliate, L.L.C (Foundation), and Foundation immediately assigned their interest in the purchase agreement to a subsidiary of Physicians Realty Trust (the Assignee), who ultimately acquired the Property at closing on August 30, 2013. The assignment is an assignment of the purchase agreement, not an assignment of the Property.   The Property is triple net leased to East El Paso Physicians’ Medical Center, LLC, or the Tenant. The Property consists of a 40,000 square foot medical office building (MOB) and a 77,000 square foot 40-bed post-acute care specialty hospital (Hospital).

During 2012 and 2013, the Tenant incurred but did not pay any rent to the Seller, because the Tenant was not operating profitably.  Foundation agreed to take over management of the Tenant’s operations in exchange for obtaining an equity interest in the Tenant and the opportunity to acquire the property when the Tenant attained positive cash flow.  Foundation implemented a business strategy during 2012 and 2013 to improve the profitability of the Tenant through the recruitment of approximately 40 physicians to join in the ownership of the Tenant, all of who have provided personal guarantees to support the Tenant’s rent obligations going forward.  Upon closing of the sale transaction, the Seller forgave all prior incurred but unpaid rent from the Tenant.  There is no agreement with the Tenant after acquisition of the Property by the Assignee to abate or forgive future payments due under the lease agreement described in Note 3.

The accompanying statements of revenues and certain operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense and amortization of above and below market leases.

2.           Summary of Significant Accounting Policies

Use of Estimates - Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes. Actual results could differ from those estimates.

Revenue Recognition - The Tenant lease is accounted for as an operating lease. Rental income is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured.

3.           Leases

On January 1, 2008, the Seller entered into a non-cancellable operating lease agreement, or the Original Lease, with the Tenant to occupy the East El Paso Property commencing on January 18, 2008. The Original Lease called for monthly payments of $363,020 which is adjusted each year based on a calculation as defined in the Original Lease.  The Original Lease expires on January 31, 2023 and the Tenant has the option to extend the term for three, separate consecutive renewal periods of five years each.

On August 30, 2013, the Assignee amended the Original Lease. The Original Lease was divided into two leases for the Hospital and MOB.  The Hospital and MOB are triple net leased to the Tenant, requiring monthly payments of $273,531 and $47,842, respectively, with annual increases of 3%. As part of entering into the amended Hospital lease with the Assignee, the Tenant received $1,000,000 which was recorded as a lease inducement by the Assignee. The lease inducement will be amortized over 10 years as a reduction to rental revenues.  Both leases expire on January 31, 2023 and the Tenant has the option to extend the term of each lease for three, separate consecutive renewal periods of five years each. As of November 8, 2013, the Hospital and MOB are current on their monthly rental payments.

Future minimum rents under the amended lease dated August 30, 2013 are as follows:

Year	Amount

2013	$1,285,492
2014	3,895,041
2015	4,011,892
2016	4,132,249
2017	4,256,216
Thereafter	31,812,067

Total	$49,392,957

4.           Subsequent Events

Subsequent events were evaluated through November 12, 2013, the date the financial statements were available to be issued.